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As filed with the Securities and Exchange Commission on October 26, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THERAVANCE BIOPHARMA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	98-1226628 (I.R.S. Employer Identification Number)

PO Box 309
Ugland House, South Church Street
George Town, Grand Cayman, Cayman Islands KY1-1104
(650) 808-6000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Renee D. Gala
Senior VP and Chief Financial Officer, Treasurer
Theravance Biopharma, Inc.
c/o Theravance Biopharma US, Inc.
901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

The Commission is requested to send copies of all communications to:
David T. Young, Esq. Heidi E. Mayon, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 1200 Seaport Boulevard Redwood City, California 94063 (650) 321-2400	Bradford J. Shafer, Esq. Senior VP and General Counsel Theravance Biopharma, Inc. c/o Theravance Biopharma US, Inc. 901 Gateway Boulevard South San Francisco, California 94080 (650) 808-6000	John D. Wilson, Esq. Shearman & Sterling LLP 535 Mission St. 25th Floor San Francisco, California 94105 (415) 616-1100

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered / Proposed Maximum Aggregate Offering Price Per Unit / Proposed Maximum Aggregate Offering Price / Amount of Registration Fee

Debt Securities	(1)

Ordinary Shares, $0.00001 par value per share

Purchase Contracts

Purchase Units

Warrants

(1)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

THERAVANCE BIOPHARMA, INC.

Debt Securities
Ordinary Shares
Purchase Contracts
Purchase Units
Warrants

        We or selling securityholders may, from time to time, offer and sell the securities identified above in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus and the accompanying prospectus supplement before you invest.

        We may, and any selling securityholders may, offer these securities independently or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.

        Our ordinary shares are traded on The NASDAQ Global Market under the symbol "TBPH." On October 25, 2016, the last reported sale price of our ordinary shares on The NASDAQ Global Market was $33.01 per share. We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities being offered to you, before you make your investment decision.

        Investing in our securities involves risks. See the section entitled "Risk Factors" on page 1 of this prospectus and included in or incorporated by reference into any accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2016.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we or selling securityholders may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we or any selling securityholder sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information" before making your investment decision.

        Unless the context otherwise requires, references in this prospectus to "Theravance," "we," "us" and "our" refer to Theravance Biopharma, Inc.

RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" included in or incorporated by reference into the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing in or incorporated by reference into this prospectus, including the risk factors incorporated by reference to our most recent Annual Reports on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

THERAVANCE

        Theravance is a diversified biopharmaceutical company with the core purpose of creating medicines that make a difference in the lives of patients suffering from serious illness. Theravance was incorporated in the Cayman Islands in July 2013 under the name Theravance Biopharma, Inc. While the Company is incorporated under Cayman Island law, the Company became an Irish tax resident effective July 1, 2015. Our registered office address in the Cayman Islands is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the principal office of our wholly-owned U.S. operating subsidiary Theravance Biopharma US, Inc. is 901 Gateway Boulevard, South San Francisco, California 94080.

FORWARD-LOOKING STATEMENTS

        When used in this prospectus, the words "expects," "believes," "anticipates," "estimates," "may," "could," "intends," and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading

"Risk Factors." Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

        These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

        Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, research activities, preclinical and clinical development of product candidates, manufacture of pre-clinical, clinical and commercial drug supplies, selling and marketing expenses, capital expenditures, working capital, general and administrative expenses and acquisitions of technology or drug candidates for research and development and other general corporate purposes. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities. Unless otherwise stated in the applicable prospectus supplement, we will not receive any of the proceeds from the sale of securities by any selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by the fixed charges.

		Year Ended December 31,
	Six Months Ended June 30, 2016
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—

(1)
For the purposes of computing ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental payments under operating leases we believe to be representative of interest. Earnings for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011 were insufficient to cover fixed charges by $88.6 million and $181.3 million, $230.7 million, $156.3 million, $9.6 million and $109.3 million, respectively.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that will contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued and the form of debt securities. Such indenture may be supplemented from time to time. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, guarantees, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the form of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series will change and supplement the summary below.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement relating to such series, including any pricing supplement or term sheet. We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

  •
  the title and authorized denominations of those debt securities;

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  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of that series of debt securities;

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  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

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  the interest rate or rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable or the method by which such dates are to be determined;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

  •
  whether debt securities are guaranteed and the terms of such guarantees, including events of default or covenants with respect to such guarantees;

  •
  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

  •
  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

  •
  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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  the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

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  the denominations in which those debt securities will be issuable;

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  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations or how this portion will be determined;

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  whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

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  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

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  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

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  any provisions granting special rights to the holders of debt securities upon the occurrence of specified events;

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  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

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  the nature and terms of any security for any secured debt securities;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

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  any other specific terms of any debt securities or guarantees.

        The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange ratio (or the calculation method);

  •
  the conversion or exchange period (or how the period will be determined);

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  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

  •
  events requiring adjustment to the conversion or exchange ratio; and

  •
  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

        These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Consolidation, Merger or Sale

        We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the continuing company or unless the successor entity or person to which our assets are transferred or leased is organized under the laws of the Cayman Islands or the United States, any state of the United States or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding debt securities and the performance of every covenant and obligation in the indenture to be performed by us. In addition, we cannot complete such a transaction unless after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or passage of time, would become an event of default under the indenture, has occurred and is continuing. When the successor entity or person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

        The indenture provides that the following will be "events of default" with respect to any series of debt securities:

  •
  failure to pay interest for 30 days after the date payment is due and payable; provided, however, that a valid extension of the interest payment period in accordance with the indenture will not constitute a failure to pay interest;

  •
  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

  •
  failure to perform other covenants contained in the indenture for the benefit of the debt securities for 75 days after notice is given by the holders of at least 25% in principal amount of the outstanding debt securities of that series to the trustee or by the trustee as specified in the indenture;

  •
  certain events in bankruptcy, insolvency or reorganization relating to us; or

  •
  any other event of default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indenture provides that if an event of default specified in the first, second, or fourth bullets above occurs and is continuing, either the trustee by written notice to us or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by written notice to the trustee may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the third bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration. The indenture provides that if an event of default specified in the fourth bullet above occurs and is continuing, the payment of any compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and any other amounts due to the trustee pursuant to the indenture that is unpaid for any reason shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, liquidation or under any plan of reorganization or arrangement or otherwise. The trustee may, on behalf of the holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditor's committee or other similar committee.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

  •
  the holder has previously given to the trustee written notice of default and continuance of such default;

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  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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  the requesting holders have offered the trustee security or indemnity satisfactory to the trustee against the losses, expenses and liabilities that may be incurred by bringing the action;

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  the trustee has not instituted the action within 60 days of the request and offer of security or indemnity; and

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  the trustee has not received inconsistent direction during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized investment bank, appraisal firm or firm of independent public accountants if government obligations are delivered to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

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  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized investment bank, appraisal firm or firm of independent public accountants if government obligations are delivered to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

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  we deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the beneficial owners' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

        Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

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  evidence the assumption by a successor entity of our obligations;

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  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

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  add any additional events of default;

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  cure any ambiguity or omission or correct any inconsistency or defect in the indenture;

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  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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  add guarantees or guarantors of or secure any debt securities;

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  establish the forms or terms of debt securities of any series, including the terms of any guarantee of such debt securities;

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  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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  modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

  •
  make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification in any material respect.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture, any subsidiary guarantee or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

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  extend the final maturity of any debt security;

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  reduce the principal amount or premium, if any;

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  reduce the rate or extend the time of payment of interest;

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  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

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  change the currency in which the principal, and any premium or interest, is payable;

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  impair the right to institute suit for the enforcement of any payment on any debt security when due;

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  change the ranking of any debt security;

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  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

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  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

  •
  a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

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  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in the continental United States.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        If the trustee becomes a creditor of ours, the indenture places limitations in the Trust Indenture Act on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest, as defined in the Trust Indenture Act, relating to any duties concerning the debt securities, however, it must eliminate the conflict, apply to the SEC to continue pursuant to the Trust Indenture Act or resign as trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, shareholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law; Jury Trial Waiver

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The indenture provides that we, the Subsidiary Guarantors and the trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt security or any transaction contemplated thereby.

DESCRIPTION OF SHARE CAPITAL

        The following description summarizes the most important terms of our share capital. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated memorandum and articles of association, a copy of which has been filed with the SEC, and the applicable provisions of the Companies Law, 2016 Revision, as amended (the "Companies Law").

General

        As of the date of this registration statement, we are authorized to issue 200,000,000 ordinary shares, par value $0.00001 per share, and 230,000 preferred shares, par value $0.00001 per share. As of September 30, 2016, there were 48,092,208 ordinary shares outstanding, held of record by 109 shareholders, although we believe that there may be a significantly larger number of beneficial owners of our ordinary shares. As of September 30, 2016 there were no preferred shares issued and outstanding.

Meetings of Shareholders

        Subject to our regulatory requirements, an annual general meeting and any extraordinary general meeting shall be called by not less than ten days' nor more than 60 days' notice. Notice of every general meeting will be given to all of our shareholders, our directors and our principal external auditors. Extraordinary general meetings may be called only by the chairman of our board of directors, the chief executive officer or a majority of our board of directors, and may not be called by any other person.

        Alternatively, subject to applicable regulatory requirements, a meeting will be deemed to have been duly called if it is so agreed (i) in the case of a meeting called as an annual general meeting, by all of our shareholders (or their proxies) entitled to attend and vote at the meeting, or (ii) in the case of an extraordinary meeting, by a majority in number of our shareholders (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than 95% of the voting shares.

        At any general meeting, shareholders entitled to vote and present in person or by proxy that represent not less than a majority of our issued and outstanding voting shares will constitute a quorum. No business may be transacted at any general meeting unless a quorum is present at the commencement of business.

        A corporation being a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present in person if represented by its duly authorized representative being the person appointed by resolution of the directors or other governing body of such corporation to act as its representative at the relevant general meeting or at any relevant general meeting of any class of our shareholders. Such duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder.

        The quorum for a separate general meeting of the holders of a separate class of shares is described in "Modification of Rights" below.

Voting Rights Attaching to the Shares

        Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote per ordinary share. The holders of preferred shares shall have limited voting rights as set out in our amended and restated memorandum and articles of association.

        No shareholder shall be entitled to vote or be deemed to be part of a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting and all calls or installments due by such shareholder to us, if any, have been paid.

        If a clearing house or depository (or its nominee(s)) is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders, provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the recognized clearing house or depositary (or its nominee(s)) as if such person was the registered holder of our shares held by that clearing house or depositary (or its nominee(s)), including the right to vote individually on a show of hands.

        While there is nothing under the laws of the Cayman Islands that specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, unlike the requirement under Delaware law that cumulative voting for the election of directors is permitted only if expressly authorized in the certificate of incorporation, it is not a concept that is accepted as a common practice in the Cayman Islands, and we have made no provisions in our amended and restated memorandum and articles of association to allow cumulative voting for such elections.

Protection of Minority Shareholders

        The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of our shares in issue, appoint an inspector to examine our affairs and report thereon in a manner as the Grand Court shall direct.

        Any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up.

        Claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our amended and restated memorandum and articles of association.

        Our Cayman Islands counsel, Maples and Calder, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the company's officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

  •
  a company is acting, or proposing to act, illegally or beyond the scope of its authority;

  •
  the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

  •
  those who control the company are perpetrating a "fraud on the minority."

A shareholder may have a direct right of action against the company where the individual rights of that shareholder have been infringed or are about to be infringed.

Pre-emption Rights

        There are no pre-emption rights applicable to the issue of new shares under either Cayman Islands law or our amended and restated memorandum and articles of association.

Liquidation Rights

        Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (i) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (ii) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.

        If we are wound up, the liquidator may with the sanction of an ordinary resolution and any other sanction required by the Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of assets of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any assets to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the sanction of an ordinary resolution, vest any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Modification of Rights

        Except with respect to share capital (as described below), alterations to our amended and restated memorandum and articles of association may only be made by special resolution of no less than two-thirds of votes cast at a meeting of our shareholders at which a quorum is present.

        Subject to the Companies Law and our amended and restated memorandum and articles of association, all or any of the special rights attached to shares of any class (unless otherwise provided for by the terms of issue of the shares of that class) may be varied, modified or abrogated with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast passed at a separate meeting of the holders of the shares of that class at which a quorum is present. The provisions of our amended and restated memorandum and articles of association relating to general meetings shall apply similarly to every such separate general meeting, but so that the quorum for the purposes of any such separate general meeting or at its adjourned meeting shall be a person or persons together holding (or represented by proxy) not less than a majority in par value of the issued shares of that class, every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder and that any holder of shares of that class present in person or by proxy may demand a poll.

        The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares that rank higher in priority or with the same rights and privileges.

Alteration of Capital

        We may from time to time by ordinary resolution:

  •
  increase our capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

  •
  consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

  •
  cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled, subject to the provisions of the Companies Law;

  •
  subdivide our shares or any of them into shares of a smaller amount than is fixed by our amended and restated memorandum and articles of association, subject to the Companies Law; and

  •
  divide shares into several classes.

We may, by special resolution, subject to any confirmation or consent required by the Companies Law, reduce our share capital or any capital redemption reserve in any manner authorized by law.

Transfer of Shares

        Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association, any of our shareholders may transfer all or a portion of their shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq Global Market or in any other form which our directors may approve.

        Our directors may, in their absolute discretion, decline to register any transfer of shares, subject to any applicable requirements imposed from time to time by the Securities and Exchange Commission, the Nasdaq Global Market or any recognized stock exchange on which our securities are listed. If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that registration shall not be suspended for more than forty-five days in any year.

Share Repurchase

        We are empowered by the Companies Law and our amended and restated memorandum and articles of association to purchase our own shares, subject to certain restrictions. Our directors may only exercise this power on our behalf, subject to the Companies Law, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Securities and Exchange Commission, the Nasdaq Global Market or any recognized stock exchange on which our securities are listed.

Dividends

        Subject to the Companies Law, we may declare dividends in any currency to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our directors. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits that our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law.

Governance Agreement

        The Governance Agreement by and between Glaxo Group Limited and us, dated March 3, 2014 (the "Governance Agreement") contains agreements relating to future acquisitions or dispositions and voting of our securities by GSK, and exempts GSK from triggering our rights agreement until December 31, 2017 (as further described under "Rights Agreement" below), among other matters. Except as otherwise noted below, the provisions of the Governance Agreement described below will terminate at the earliest of (i) when GSK beneficially owns 100% of our outstanding voting shares, (ii) the effective time of a change in control of us and (iii) December 31, 2017.

Voting Arrangements

        GSK has agreed to vote the voting shares held by them (at their election) either (i) in accordance with the recommendation of our independent directors or (ii) in proportion to the votes cast by the other holders of our voting shares; however, GSK can vote as it chooses on any matter involving:

  •
  any proposal to issue equity securities to one or more parties (other than in a public offering) that would result in that party or parties owning or having the right to acquire 20% or more of the aggregate voting power of all of our equity securities; or

  •
  a change in control of us.

In addition, for so long as GSK owns 50.1% or more of our voting shares, it can also vote as it chooses on any matter involving:

  •
  an acquisition by us of any business or assets that would constitute a substantial portion of our business or our assets; or

  •
  the sale, lease, license, transfer or otherwise disposal of all or a substantial portion of our business or our assets (other than a sale, lease, license or transfer of assets in the ordinary course of our business).

        If a person or group acquires 20% or more of our voting shares, GSK may vote its voting shares without any restrictions. GSK has granted an irrevocable proxy coupled with an interest in all voting shares owned by them to our board of directors. This proxy will enable the proxyholder to vote or otherwise act with respect to all of the voting shares of GSK in the manner required by the Governance Agreement.

Limitations and Exceptions to Rights to Acquire Our Securities

  Limitation on Acquisition of Our Equity Securities

        Except as expressly permitted by the Governance Agreement or as agreed to by us in writing following approval by a majority of our independent directors, GSK may not, directly or indirectly:

  •
  acquire any of our equity securities;

  •
  make or participate in any solicitation of proxies to vote from any holders of our equity securities;

  •
  form or participate in a group with any person not bound by the terms of the Governance Agreement (other than GSK's affiliates) with respect to any of our voting shares;

  •
  acquire any of our assets or rights to purchase any of our assets except for assets offered for sale by us;

  •
  enter into any arrangement or understanding with others to do any of the actions listed immediately above; or

  •
  act in concert with others to offer to us or any of our shareholders any business combination, restructuring, recapitalization or similar transaction involving us or otherwise seek in concert with others to control, change or influence the management, board of directors or our policies or nominate any person as a director who is not nominated by the then incumbent directors, or propose any matter to be voted upon by our shareholders.

  Permitted Purchases of Our Equity Securities from Us

        GSK may acquire our equity securities from us in the following circumstances:

  •
  if we issue equity securities to a third party (other than equity awards issued as compensation to our directors, officers, employees or consultants), including securities offered by this prospectus, GSK has rights to advance notice and to purchase from us all or a portion of the number of equity securities that would bring their percentage ownership of our voting shares to the same level that it was at immediately prior to the issuance of equity securities to the third party at the same price at which the equity securities were sold to the third party;

  •
  the purchase, on a quarterly basis, of equity securities comparable to those that are issued as compensation to our directors, officers, employees or consultants during the preceding quarter pursuant to option exercises, settlement of restricted stock unit awards and vesting of restricted stock, at the fair market value at the time of GSK's notification to us of its intention to purchase such equity securities that would bring their percentage ownership of our voting shares to the same level that it was at immediately prior to such issuances or vesting;

  •
  the acquisition of additional equity securities issued in connection with a share split or recapitalization; and

  •
  the purchase of equity securities for a pension plan or benefit plan for the benefit of GSK's employees.

  Permitted Purchases of Equity Securities from Our Shareholders

        GSK may acquire our equity securities from our shareholders in the following circumstances:

  •
  the acquisition of securities of another biotechnology or pharmaceutical company that owns our equity securities (provided that those shares will be subject to the provisions of the Governance Agreement); or

  •
  the making of an offer to acquire equity securities if (i) a person or group (other than GSK) acquires 20% or more of our voting shares or (ii) our board of directors formally takes certain actions to facilitate a change in control of us (other than with GSK), subject to the following conditions:

  •
  that the offer be an offer for 100% of our voting shares;

  •
  that the offer include no condition as to financing; and

  •
  that the offer includes a condition that the holders of a majority of the voting shares not owned by GSK accept the offer by tendering their shares or voting their shares in favor of the offer.

        The term "change in control" is referred to as (i) any transaction or series of related transactions (including mergers, consolidations and other forms of business consolidations) after which our continuing shareholders hold less than 50% of the outstanding voting securities of either us or the entity that survives the transaction (or the parent of the surviving entity) or (ii) subject to certain exceptions, the sale, lease, license, transfer or other disposal of all or substantially all of our business or assets other than to our majority owned and controlled subsidiaries.

        The term "equity securities" is referred to as (i) any of our voting shares, (ii) our securities convertible into or exchangeable for voting shares, and (iii) options, rights and warrants issued by us to acquire voting shares.

        In addition, GSK may make an offer to our shareholders to acquire outstanding voting shares that would bring GSK's percentage ownership of our voting shares to no greater than 60%, subject to the following conditions:

  •
  that the offer includes no condition as to financing;

  •
  that the offer is approved by a majority of our independent directors;

  •
  that the offer includes a condition that the holders of a majority of our voting shares not owned by GSK accept the offer by tendering their shares in the offer; and

  •
  that the shares purchased will be subject to the limitations set forth in the Governance Agreement on the same basis as the shares held by GSK.

        In addition, if the level of GSK's ownership of our voting shares is 50.1% or greater, GSK may make an offer to our shareholders to merge with us or otherwise acquire our outstanding voting shares that would bring GSK's percentage ownership of our voting shares to 100%, subject to the following conditions:

  •
  that the offer includes no condition as to financing;

  •
  that the offer is approved by a majority of our independent directors; and

  •
  that the offer includes a condition that the holders of a majority of our voting shares not owned by GSK accept the offer by tendering their shares in or voting their shares in favor of the offer.

Limitations on Dispositions of Our Securities

        If GSK disposes of any of our voting shares, GSK will not be able to purchase any of our voting shares for one year after such disposition without the prior approval of a majority of our independent directors.

Registration Rights Agreement

        Ordinary shares issued to GSK are entitled to the rights set forth in the Registration Rights Agreement by and between GSK and us, dated March 3, 2014 (the "Registration Rights Agreement"). The rights under the Registration Rights Agreement will expire on December 31, 2024, or if GSK or its permitted assigns each hold one and a half percent or less of our then outstanding ordinary shares, if each such holder can sell its shares in a single transaction pursuant to Rule 144 under the Securities Act of 1933 (the "Securities Act").

Demand Registration Rights

        Under the Registration Rights Agreement, GSK and its permitted assigns have the right to require that we register their ordinary shares, provided such demand comes from holders of at least 50% of the aggregate shares held by GSK and its permitted assigns and such registration relates to ordinary shares having an anticipated aggregate offering price of $10 million. We are only obligated to effect one registration in response to these demand registration rights (subject to certain exceptions). We may postpone the filing of a registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our shareholders or us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these demand registration rights.

Piggyback Registration Rights

        If we register any securities for public sale, under the Registration Rights Agreement GSK has the right to include its shares in the registration, subject to specified exceptions. The underwriters of any underwritten offering have the right to limit the number of shares registered by GSK and its permitted assigns (but to no less than 25% of the shares to be registered in such registration) due to marketing reasons. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these piggyback registration rights.

S-3 Registration Rights

        While we are eligible to file a registration statement on Form S-3, under the Registration Rights Agreement GSK and its permitted assigns can request that we register their shares, provided that such registration request is made by holders of not less than 10% in aggregate of GSK's and its permitted assigns shares and the total price of the ordinary shares offered to the public is at least $10 million. GSK and its permitted assigns may only require us to file two Form S-3 registration statements in any 12-month period. We may postpone the filing of a Form S-3 registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our shareholders or us. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these F-3 registration rights.

Rights Agreement

        Under our rights agreement, each ordinary share has associated with it one preferred share purchase right. Each of these rights entitles its holder to purchase, at a price of $225.00 for each, one one-thousandth of a share of Series A junior participating preferred, (each subject to adjustment) under circumstances provided for in the rights agreement. The purpose of our rights agreement is to:

  •
  give our board of directors the opportunity to negotiate with any persons seeking to obtain control of us;

  •
  deter acquisitions of voting control of us without assurance of fair and equal treatment of all of our shareholders; and

  •
  prevent a person from acquiring in the market a sufficient amount of voting power over us to be in a position to block an action sought to be taken by our shareholders.

        The exercise of the rights under our rights agreement would cause substantial dilution to a person attempting to acquire us on terms not approved by our board of directors, and therefore would significantly increase the price that such person would have to pay to complete the acquisition. Our rights agreement may deter a potential acquisition or tender offer. Until a "distribution date" occurs, the rights will:

  •
  not be exercisable;

  •
  be represented in the same book-entry form or by the same certificate that represents the shares with which the rights are associated; and

  •
  trade together with those shares.

        The rights will expire at the close of business on May 24, 2024, unless earlier redeemed or exchanged by us. Following a "distribution date," the rights would become exercisable and we would issue separate certificates representing the rights, which would trade separately from our ordinary shares. A "distribution date" would occur upon the earlier of:

  •
  ten business days after a public announcement that the person has become an "acquiring person;" or

  •
  ten business days (or such later date as may be determined by action of the board of directors prior to such time as any person or group of affiliated persons becomes an "acquiring person") after the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 19.9% or more of the outstanding ordinary shares.

        A holder of rights will not, as such, have any rights as a shareholder, including the right to vote or receive dividends.

        Under our rights agreement, a person becomes an "acquiring person" if the person, alone or together with a group, acquires beneficial ownership of 19.9% or more of our outstanding ordinary shares. GSK is not an "acquiring person" because we have, pursuant to our governance agreement with GSK, exempted GSK from the application of our rights agreement. In addition, an "acquiring person" shall not include us, any of our subsidiaries, or any of our employee benefit plans or any person or entity acting pursuant to such employee benefit plans. Our rights agreement also contains provisions designed to prevent the inadvertent triggering of the rights by institutional or certain other shareholders.

        If any person becomes an acquiring person, each holder of a right, other than the acquiring person, will be entitled to purchase, at the purchase price, a number of our ordinary shares having a market value of two times the purchase price. If, following a public announcement that a person has become an acquiring person:

  •
  we merge or enter into any similar business combination transaction and we are not the surviving corporation; or

  •
  50% or more of our assets, cash flow or earning power is sold or transferred,

each holder of a right, other than the acquiring person, will be entitled to purchase a number of ordinary shares of the surviving entity having a market value of two times the purchase price.

        After a person becomes an acquiring person, but prior to such person acquiring 50% of our outstanding ordinary shares, our board of directors may exchange each right, other than rights owned by the acquiring person, for

  •
  one ordinary share;

  •
  one one-thousandth of a share of our Series A junior preferred share; or

  •
  a fractional share of another series of preferred share having equivalent value.

        At any time until a person has become an acquiring person, our board of directors may redeem all of the rights at a redemption price of $0.01 per right. On the redemption date, the rights will expire and the only entitlement of the holders of rights will be to receive the redemption price.

        For so long as the rights are redeemable, our board of directors may amend any provisions in the rights agreement without shareholder consent. After the rights are no longer redeemable, our board of directors may only amend the rights agreement without shareholder consent if such amendment would not adversely affect the interests of the holders of rights. Despite the foregoing, at no time may the redemption price of the rights be amended or changed.

        The adoption of the rights agreement and the distribution of the rights should not be taxable to our shareholders or us. Our shareholders may recognize taxable income when the rights become exercisable in accordance with the rights agreement.

Differences in Corporate Law

        The Companies Law is modeled after similar laws in the United Kingdom but does not follow recent changes in United Kingdom laws. In addition, the Companies Law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

        The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies.

        For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company and such other authorization, if any, as may be specified in such constituent company's articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette.

        Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number representing 75% in value of each class of shareholders and creditors with whom the arrangement is to be made that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

  •
  we are not proposing to act illegally or ultra vires and the statutory provisions as to majority vote have been complied with;

  •
  the shareholders have been fairly represented at the meeting in question;

  •
  the arrangement is such as a businessman would reasonably approve; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a "fraud on the minority."

        When a takeover offer is made and accepted by holders of at least 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

        If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of U.S. corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of their shares.

Shareholders' Suits

        We are not aware of any reported class action or derivative action having been brought in a Cayman Islands court. However, a class action suit could nonetheless be brought in a U.S. court pursuant to an alleged violation of U.S. securities laws and regulations. Our Cayman Islands counsel, Maples and Calder, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the company's officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

  •
  a company is acting, or proposing to act, illegally or beyond the scope of its authority;

  •
  the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

  •
  those who control the company are perpetrating a "fraud on the minority."

A shareholder may have a direct right of action against the company where the individual rights of that shareholder have been infringed or are about to be infringed.

Corporate Governance

        Cayman Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty of care and owe fiduciary duties to the companies for which they serve. Under our amended and restated memorandum and articles of association, subject to any separate requirement for audit committee approval under the applicable rules of the Nasdaq Global Market or unless disqualified by the chairman of the relevant board meeting, so long as a director discloses the nature of his interest in any contract or arrangement which he is interested in, such a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.

Board of Directors

        We are managed by our board of directors. Our amended and restated memorandum and articles of association will provide that the number of our directors will be fixed from time to time by our board of directors but may not consist of less than three or more than 15 directors. Our board of directors is currently comprised of eleven members who are divided into three classes with staggered three-year terms. Each director holds office until the expiration of his or her term in accordance with the terms of our amended and restated memorandum and articles of association, until his or her successor has been duly elected and qualified or until his or her death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management. Our directors may only be removed for cause by special resolution passed by not less than two-thirds of votes cast by our shareholders. Any vacancies on our board of directors or additions to the existing board of directors can only be filled by the affirmative vote of a simple majority of the remaining directors, although this may be less than a quorum. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Any director so appointed by the board of directors shall hold office only for the remaining term of the class of director which he or she replaces and shall then be eligible for re-election. Our directors are not required to hold any of our shares to be qualified to serve on our board of directors.

        Meetings of our board of directors may be convened at any time deemed necessary by our secretary on request of the chairman of our board of directors, our chief executive officer, if not the chairman of our board of directors, or a majority of our board of directors. Advance notice of a meeting is not required if each director entitled to attend consents to the holding of such meeting.

Issuance of Additional Ordinary Shares or Preferred Shares

        Our amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent available, authorized but unissued shares. The issuance of additional ordinary shares may, subject to applicable law, be used as an anti-takeover device without further action on the part of our shareholders. Such issuance may dilute the voting power of existing holders of ordinary shares.

        Our board of directors may authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by applicable law. The resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by applicable law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series. Additionally, the issuance of preference shares may have the effect of decreasing the market price of the ordinary shares and may adversely affect the voting and other rights of the holders of ordinary shares.

        Our board of directors may issue series of preferred shares without action by our shareholders to the extent authorized but unissued. Accordingly, the issuance of preferred shares may adversely affect the enjoyment of the rights of the holders of our ordinary shares. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of our shareholders, subject to applicable law. Issuance of preferred shares may dilute the voting power of holders of ordinary shares.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of our ordinary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per ordinary share and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in:

  •
  debt securities;

  •
  debt obligations of third parties, including U.S. treasury securities; or

  •
  any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the ordinary shares under the purchase contracts.

        The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

        The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, or ordinary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, terms and number of ordinary shares or principal amount of debt securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

  •
  the date, if any, on and after which the warrants and the related debt securities or ordinary shares will be separately transferable;

  •
  the price at which each debt security or ordinary share purchasable upon exercise of the warrants may be purchased or the manner of determining such price;

  •
  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

  •
  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

FORMS OF SECURITIES

        Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

        We may issue the registered debt securities, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the securities represented by the registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the securities in definitive form; and

  •
  will not be considered the owners or holders of the securities under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal, premium, if any, and interest, if any, on debt securities, and any payments to holders with respect to warrants, purchase agreements or purchase units, represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in "street name." We also expect that any of these payments will be the responsibility of those participants.

        If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, or the "Exchange Act", and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

        We or any selling securityholder may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the proceeds to us or any selling securityholder from the sale;

  •
  any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

        Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at the market offering, a rights offering, forward contracts or similar arrangements. In addition, we or any selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling securityholder or borrowed from us or any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we or any selling securityholder pays to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us or any selling securityholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

        Our ordinary shares are currently listed on The NASDAQ Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the issuance of the securities offered by this prospectus will be passed upon for us by Maples and Calder, Cayman Islands, and Shearman & Sterling LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. The information on the SEC's website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

        The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 11, 2016;

  •
  the information in our Definitive Proxy Statement on Schedule 14A, filed on March 25, 2016, to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

  •
  our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016, filed with the SEC on May 10, 2016 and August 9, 2016, respectively;

  •
  our current reports on Form 8-K, filed with the SEC on January 11, 2016 (but only with respect to Item 2.02), February 25, 2016 (but only with respect to those portions of Item 8.01 that were "filed" for the purposes of Section 18 of the Exchange Act), March 14, 2016, May 2, 2016 (but only with respect to Item 1.01 and Exhibits 1.1, 5.1 and 23.1), May 4, 2016, May 6, 2016, June 14, 2016 (at 16:38:37), October 4, 2016, October 20, 2016 (but only with respect to Item 8.01 and Exhibit 99.1) and October 25, 2016; and

  •
  the description of our ordinary shares contained in our Registration Statement No. 001-36033 on Form 10, which became effective on May 14, 2014, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the filing date of the registration statement of which this prospectus is a part, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

        You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Theravance Biopharma US, Inc. 901 Gateway Boulevard, South San Francisco, California 94080, (650) 808-6000. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PART II
Information Not Required In Prospectus

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission.

SEC registration fee	$	*
The NASDAQ Stock Market listing fees*		**
Transfer agent and registrar, trustee and depositary fees*		**
Printing expenses*		**
Legal fees and expenses*		**
Accounting fees and expenses*		**
Miscellaneous*		**

	$	**

*
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**
Estimated expenses not presently known.

Item 15.    Indemnification of Directors and Officers.

        Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant's amended and restated memorandum and articles of association provide for indemnification of directors and officers for actions, costs, charges, losses, damages and actual expenses incurred in their capacities as such, except that such indemnification does not extend to any matter in respect of any actual fraud or willful default that may attach to any of them.

        We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees providing for indemnification to the fullest extent permitted by Cayman Islands law and, in certain respects, the indemnification agreements may provide greater protection than that specifically provided for by Cayman Islands law. The indemnification agreements will not provide indemnification for, among other things, conduct which is found to be knowingly fraudulent or deliberately dishonest, or for willful misconduct. We also intend to obtain policies that insure our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may pay amounts for which we have granted indemnification to the directors or officers.

        We currently carry and intend to continue to carry liability insurance for our directors and officers.

Item 16.    Exhibits.

Exhibit Number		Description	Form	Filing Date/Period End Date
1.1	±	Form of Underwriting Agreement.

1.2		Controlled Equity OfferingSM Sales Agreement, dated June 26, 2015, by and between Theravance Biopharma, Inc. and Cantor Fitzgerald & Co.	S-3	June 26, 2015

2.1		Separation and Distribution Agreement by and between Theravance Biopharma, Inc. and Theravance, Inc., dated June 1, 2014.	8-K	June 3, 2014

4.1		Specimen Share Certificate.	10-12B	April 30, 2014

4.2		Registration Rights Agreement, dated March 3, 2014.	10-12B	April 8, 2014

4.3		Rights Agreement by and between Theravance Biopharma, Inc. and Computershare Inc., dated May 9, 2014.	S-3	June 26, 2015

4.4		First Amendment to Rights Agreement by and between Theravance Biopharma, Inc. and Computershare Inc., dated November 10, 2015.	8-K	Nov. 10, 2015

4.5		Form of indenture relating to debt securities.	S-3	October 26, 2016

4.6	±	Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including the form of such debt security).

4.7	±	Form of Warrant Agreement and Warrant Certificate.

5.1		Opinion of Maples and Calder.	S-3	October 26, 2016

5.2		Opinion of Shearman & Sterling LLP.	S-3	October 26, 2016

12.1		Computation of Ratio of Earnings to Fixed Charges.	S-3	October 26, 2016

23.1		Consent of Independent Registered Public Accounting Firm.	S-3	October 26, 2016

23.2		Consent of Maples and Calder (included in Exhibit 5.1).	S-3	October 26, 2016

23.3		Consent of Shearman & Sterling LLP (included in Exhibit 5.2).	S-3	October 26, 2016

24.1		Power of Attorney (included on signature page of Registration Statement).	S-3	October 26, 2016

25.1		Form T-1 Statement of Eligibility of the trustee for the debt securities.	S-3	October 26, 2016

±
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, if applicable, and incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period (if any), to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on October 26, 2016.

THERAVANCE BIOPHARMA, INC.
By:	/s/ RICK E WINNINGHAM Rick E Winningham Chief Executive Officer

 POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Rick E Winningham and Renee D. Gala, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his/her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICK E WINNINGHAM Rick E Winningham	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	October 26, 2016
/s/ RENEE D. GALA Renee D. Gala	Sr. VP and Chief Financial Officer, Treasurer (Principal Financial and Accounting Officer)	October 26, 2016
/s/ ERAN BROSHY Eran Broshy	Director	October 26, 2016
/s/ HENRIETTA H. FORE Henrietta H. Fore	Director	October 26, 2016
/s/ ROBERT V. GUNDERSON, JR. Robert V. Gunderson, Jr.	Director	October 26, 2016
/s/ BURTON G. MALKIEL PH.D. Burton G. Malkiel Ph.D.	Director	October 26, 2016
/s/ DEAN J. MITCHELL Dean J. Mitchell	Director	October 26, 2016

Signature	Title	Date

/s/ SUSAN M. MOLINEAUX PH. D. Susan M. Molineaux Ph. D.	Director	October 26, 2016
/s/ PETER S. RINGROSE PH.D. Peter S. Ringrose Ph.D.	Director	October 26, 2016
/s/ GEORGE M. WHITESIDES PH.D. George M. Whitesides Ph.D.	Director	October 26, 2016
/s/ WILLIAM D. YOUNG William D. Young	Director	October 26, 2016